Consent of Independent Accountants


To the Trustees of Standish, Ayer & Wood Investment Trust:

We consent to the inclusion in Post-Effective Amendment No. 88 to the Registration Statement on Form N-1A (1933 Act File Number 33-8214) of Standish, Ayer & Wood Investment Trust: Standish Controlled Maturity Fund, Standish Securitized Fund, Standish Fixed Fund II, Standish International Fixed Income Fund Standish Short-Term Asset Reserve Fund, Standish Fixed Income Fund, Standish Global Fixed Income Fund and Standish Diversified Income Fund, of our report dated February 19, 1998, on our audit of the financial statements and financial highlights of the Standish Controlled Maturity Fund, Standish Securitized Fund, Standish Fixed Income Fund II, Standish International Fixed Income Fund, Standish Short-Term Asset Reserve Fund, Standish Fixed Income Fund, Standish Global Fixed Income Fund and Standish Diversified Income Fund which report is included in the Annual Report to Shareholders for the period ended December 31, 1997, which is also included in this Registration Statement.


                                                   Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 16, 1998